SUB-ITEM 77H

As of June 30, 2013, the following entity did not own 25% or more of the voting securities of MFS International Value Portfolio:

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|PERSON/ENTITY                            |
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|SUN LIFE ASSURANCE COMPANY OF CANADA (US)|
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